UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): October 5, 2023
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
TransUnion (the “Company”) has agreed to settle two matters with federal regulators for a total of $23 million.

TransUnion Rental Screening Solutions, Inc. (“TURSS”) Settlement
As previously disclosed, in March 2022, we received a Notice and Opportunity to Respond and Advise (“NORA”) letter from the Consumer Financial Protection Bureau (“CFPB”) alleging that Trans Union LLC and TURSS violated the Fair Credit Reporting Act by failing to (i) follow reasonable procedures to assure maximum possible accuracy of information in consumer reports and (ii) disclose to consumers the sources of such information. In July 2022, the CFPB’s Enforcement Division advised us that it had obtained authority to pursue an enforcement action jointly with the Federal Trade Commission (“FTC”). On October 5, 2023, we reached a settlement in this matter in the form of a Consent Order with the CFPB and the FTC pursuant to which we agreed to pay $11 million in redress and $4 million in civil money penalties (the “TURSS Consent Order”).
Under the TURSS Consent Order, we have agreed to make certain business and process changes, including making certain changes in how eviction records are reported and making available an adverse action template to help property owners provide consumers with greater transparency and clarity into the rental screening process.
We continue to believe that our acts and practices relating to our rental screening business are lawful. We entered into this settlement to resolve this issue and proceed with our work providing important background screening solutions that support safe, affordable housing.

Security Freeze Settlement
As previously disclosed, in August 2022, we received a NORA letter from the CFPB alleging that the Company, Trans Union LLC and TransUnion Interactive, Inc. (“TUI”) violated the law, including in connection with the failure to place or lift security freezes and locks in a timely manner. We corrected the system issues that caused the problem and have processes in place to monitor and address any related issues going forward. In April 2023, the CFPB’s Enforcement Division advised us that it had obtained authority to pursue an enforcement action. On October 10, 2023, we reached a settlement with the CFPB in this matter in the form of a Consent Order pursuant to which we agreed to pay $3 million in redress and $5 million in civil money penalties (the “Security Freeze Consent Order”).
Pursuant to the Security Freeze Consent Order, we will develop and submit to the CFPB a comprehensive compliance plan detailing the steps for addressing each action required by the terms of the Security Freeze Consent Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: October 12, 2023	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer